Hunter Technologies Pro Forma Adjusted EBITDA July 23, 2015

Safe Harbor Statement Certain statements herein constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. When used herein, words such as “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions as they relate to the Company or its management constitute forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward- looking statements whether as a result of such changes, new information, subsequent events or otherwise. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include those contained under the heading of risk factors and in the management’s discussion and analysis contained from time-to-time in the Company’s filings with the Securities and Exchange Commission. Pro Forma Adjusted EBITDA and related reconciliation presented here represents earnings before interest, taxes, depreciation and amortization as adjusted for gain on acquisition of Spectral, gain on sale of Spinnaker, pre-disposition Spinnaker operations loss, non-recurring transaction related costs, reduced compensation expense and other non-recurring costs as well as pro forma pre-acquisition Spectral EBITDA results. The Company believes Pro Forma Adjusted EBITDA is commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, Pro Forma Adjusted EBITDA an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of Pro Forma Adjusted EBITDA may not be comparable with Pro Forma Adjusted EBITDA as defined by other companies. Accordingly, the measurement has limitations depending on its use. 2

Hunter Technologies Pro Forma EBITDA Reconciliation 3 Year-Ended December 31, 2014 Net income 4,575$ Interest expense, net 351 Depreciation and amortization 850 Income taxes 35 Gain on acquisition of Spectral (1,337) Gain on sale of Spinnaker (65) Pre-disposition Spinnaker operations loss 1,566 Non-recurring transaction related costs 661 Reduced compensation 1,150 Other non-recurring costs 424 Pro forma pre-acquisition Spectral EBITDA 516 Pro Forma Adjusted EBITDA 8,726$ % of sales 10.5% ($ in 000's)